NOVI & WILKIN
ATTORNEYS AT LAW
1325 AIRMOTIVE WAY, STE 140
RENO, NV 89502
775-232-1950
775-201-8331 FAX

October 13, 2010

United States Securities and Exchange Commission
100 F Street
Washington, D.C. 20549

RE:  Legal Opinion Pursuant to SEC Form S-1 – GIA Investments Corp.
       (The "Company"), a Nevada Corporation -

Ladies and Gentlemen:

I have acted as special counsel to the  Company  for the  limited  purpose of rendering this opinion in connection with the Registration Statement on Form S-1 and the Prospectus included therein (collectively the "Registration  Statement") which is being  filed with the  Securities  and  Exchange  Commission  under the Securities Act of 1933, as amended (the "Act") with respect to the  registration and proposed sale of up to 250,000 shares of Common Stock, par value $0.001 per  share,  which  may be sold at a price of $0.50  per  share, pursuant  to a resolution  of the Board of Directors dated October 10, 2010 authorizing  such issuance.

I was not engaged to prepare any portion of the Registration Statement, and although I have reviewed the Registration  Statement for the purposes of writing the  opinions  contained  herein,  I express no opinion  as to the  accuracy  or adequacy of the disclosure contained in the Registration  Statement,  other than the opinions  related to the  Registration  Statement that are expressly  stated herein.

In my capacity as special counsel to the Company,  I have examined  instruments, documents, and records, which I have deemed relevant and necessary for the basis of my opinion,  including,  but not limited to, the Certificate of Incorporation of the  Company,  the  By-Laws of the  Company,  and the  records  of  corporate proceedings  relating to the issuance of Shares.  Additionally, I have reviewed and made such other examinations of law and fact as I have deemed relevant to form the opinion under Nevada law hereinafter expressed.

I have examined such documents in light of the applicable laws of the State of Nevada, including the Nevada Constitution, all applicable provisions of Nevada statutes, and reported judicial decisions interpreting those laws.

In such examinations, I have assumed the legal capacity of all natural persons, the authenticity and completeness of all instruments submitted to me as original documents, the conformity to the authentic originals of all documents supplied to me as certified or photo static or faxed copies, and the genuineness of all signatures contained in the records, documents, instruments, and certificates I have reviewed.

In conducting  my  examination  of documents  executed by parties other than the Company,  I have  assumed that such  parties had the power,  corporate,  limited liability company or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action,  corporate, limited  liability  company or other, and the due execution and delivery by such parties of such  documents  and that,  to the extent such  documents  purport to constitute  agreements,  such documents constitute valid and binding obligations of such parties.

Based upon and subject to the foregoing, I make the following opinion on the legality of the securities being registered.  I am of the opinion that the Company has an authorized capitalization of 50,000,000 shares of Common Stock, $0.001 par value, I am also of the opinion that the shares of Common Stock currently issued and outstanding are duly and validly issued and authorized as fully paid and non-assessable.

This opinion letter is limited to the status of shares to be issued under the Registration Statement, and no opinion is implied or may be inferred beyond the matters expressly stated.

I hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an Exhibit to the Registration Statement and to the reference to this firm under the heading "Experts" in the Prospectus.  In giving this consent, I do not hereby admit that I am an "Expert" under the Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Regards,

/s/ Greg B. Wilkin
Greg B. Wilkin